Simon & Edward, LLP
Certified Public Accountants & Consultants
A PCAOB Registered CPA Firm

17700 Castleton Street, Suite 200
City of Industry, CA 91748
U.S.A.
Tel: +1 626 854 6500
Fax: +1 626 854 6505

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Form SB-2 on Form S-1 Registration Statement of our report dated February 10, 2008 relating to the financial statements of China TransInfo Technology Corp. for the year ended December 31, 2007.

We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

Simon & Edward, LLP

Simon & Edward, LLP

City of Industry, California
July 7, 2008